UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 11, 2007

NETBANK, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

NetBank, Inc. (the “Company”) is introducing a new corporate presentation that summarizes the Company’s current reorganization effort and revised business strategy. The presentation may be used during conversations with investors along with members of the media and other interested parties. It includes financial and statistical data that was generally culled from other publicly available filings or announcements. The Company has posted the new presentation on its Web site at www.netbank.com under “About NetBank/Investor Relations.” This presentation replaces the one attached as an exhibit to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (“SEC”) on March 30, 2006.

The information contained or referenced in this report, including the text of the attached presentation, is furnished or referred to by the Company pursuant to Regulation FD promulgated by the SEC and pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By filing this report on Form 8-K and furnishing or referring to this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that it includes material information that was not previously available to the public.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description of Exhibit
99	NetBank, Inc. Investor Presentation, January 2007 (Furnished Pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date: January 11, 2007	/s/ James P. Gross
(Signature)

James P. Gross
Chief Finance Executive